UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Rule 14a-101)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a−6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NEXCEN BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

** URGENT NOTICE **

TIME IS SHORT—VOTE FOR THE PROPOSED ASSET SALE TODAY!

July 20, 2010

Dear NexCen Shareholder:

Our records indicate that we have not yet received your proxy for the Special Meeting of Stockholders of NexCen to be held on July 29, 2010.  In this important vote, you are being asked to consider the proposed asset sale and plan of dissolution.  Protect the value of your investment by voting FOR the proposed asset sale and the plan of dissolution on the enclosed proxy card.

VOTE FOR THE TRANSACTION THAT HAS BEEN ENDORSED BY
BOTH LEADING INDEPENDENT PROXY ADVISORY FIRMS

Both of the nation’s leading independent proxy advisory firms—RiskMetrics Group’s ISS Proxy Advisory Services and Glass Lewis & Co.—have recommended to their subscribers that NexCen stockholders vote to approve the proposed asset sale and plan of dissolution.  The analyses and reports of these independent firms are relied upon by hundreds of major institutional investment firms, mutual and pension funds and other fiduciaries.

YOUR VOTE IS EXTREMELY IMPORTANT REGARDLESS
OF THE NUMBER OF SHARES YOU OWN

Please help us avoid the expense of any further solicitations by voting your NexCen shares FOR the proposals on the enclosed proxy card today.  Your board believes that this is the best option currently available to you to realize value for your shares.  If the asset sale is not approved, there is a substantial risk that NexCen will ultimately default on its debt which could lead to bankruptcy leaving no assets available for distribution to shareholders.  Therefore, your vote is extremely important.

Whether or not you plan to attend the Special Meeting in person, we urge you to vote today by internet or telephone. Easy instructions may be found on the enclosed proxy card.

Thank you for your continued support,

The Board of Directors

TIME IS SHORT AND YOUR VOTE IS IMPORTANT

To ensure that your vote is represented at the meeting, we urge you to vote TODAY by Internet or telephone by following the simple instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at (877) 456-3488.

Additional Information and Where to Find It

NexCen urges investors and shareholders to read the proxy statement, which discusses in more detail the proposals to be considered at the special meeting of shareholders.  NexCen filed the proxy statement with the Securities and Exchange Commission (SEC) on June 11, 2010, and mailed the proxy statement on June 14, 2010 to holders of NexCen common stock identified as of June 4, 2010, which is the notice record date for the special meeting.  You can obtain free copies of NexCen’s proxy statement and all other documents filed with the SEC at the SEC’s website at www.sec.gov or from NexCen’s website at www.nexcenbrands.com under the tab “Investor Relations” and then under the item “SEC Filings.”